Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS TO PURSUE SEPARATION OF ITS BUSINESSES INTO TWO

STAND-ALONE, PUBLICLY TRADED COMPANIES

IRVING, T.X. – Jan. 18, 2017 (PR Newswire) — La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today announced that the Company is pursuing the separation of its businesses into two stand-alone publicly traded companies, which could involve spinning off our owned real estate assets as a separate company.

“We are pursuing the possibility of separating our real estate business from our franchise and management businesses, which could prove to be the most logical next step as we continue to execute on our key strategic initiatives and create value for our stakeholders” said Keith Cline, President and Chief Executive Officer of La Quinta. “This separation of our businesses could enable greater strategic clarity and allow us to take advantage of growth opportunities that naturally flow from each business model. This could also enable shareholders to own and value each business independently, allowing each company to attract the investor base most appropriate for its distinct investment profile.”

There is no assurance that the separation of the Company’s business will occur. The Company will disclose further developments during the process once it has decided on any specific transaction or has otherwise determined that further disclosure is required or appropriate.

J.P. Morgan is acting as financial advisor to the Company and Simpson Thacher & Bartlett LLP is serving as legal advisor to the Company.

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss this announcement on Thursday, January 19, 2017 at 8:30 a.m. Eastern Time. Participants may listen to the live teleconference by dialing (844) 395-9252 or (478) 219-0505 for international participants using the Conference ID number 56023488. Participants may listen to the live webcast by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available for seven days following the webcast and conference call. To access the replay, the domestic dial-in number is (855) 859-2056 or (800) 585-8367, the international dial-in number is (404) 537-3406, and the Conference ID is 56023488. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the potential separation of our businesses including any potential spin-off of our real estate business. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law About La Quinta Holdings Inc.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 885 properties representing approximately 87,000 rooms located in 48 states in the U.S., and in Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

Contacts

Investors:	Media Contacts:
Kristin Hays	Teresa Ferguson
Investor Relations	Public Relations
214-492-6786	214-492-6937

investor.relations@laquinta.com